COMPOSITE RESTATED ARTICLES OF INCORPORATION
                                       OF
                        TEXAS COMMERCIAL RESOURCES, INC.

                (As amended and in effect as of August 27, 2001)

                                    ARTICLE I

     The name of the Corporation is Texas Commercial Resources, Inc.

                                   ARTICLE II

     The  period  of  duration  is  perpetual.

                                  ARTICLE III

     The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporations Act.

                                   ARTICLE IV

1.   Authorized  Stock.  The  total  number of shares of stock which the Company
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     shall  have  authority  to  issue is 120,000,000, consisting of 100,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 20,000,000 shares of preferred stock, par value $ 1.00 per share (the "Preferred Stock").

2.   Preferred Stock. The Preferred Stock may be issued from time to time in one
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     or  more  series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of the Preferred Stock in series and, by filing a statement pursuant to Article 2.13 of the TBCA (the "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualification, limitations or restrictions thereof The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (a) The designation of the series, which may be by distinguishing number, letter or title.

     (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not Wow the number of shares thereof then outstanding).

     (c) Whether dividends, if any, shall be cumulative or non-cumulative and the dividend rate of the series.

     (d)  The  dates  at  which  dividends,  if  any,  shall  be  payable.

     (e) The redemption rights and price or prices, if any, for shares of the series.


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     (f)  The  terms and amount of any sinking fund provided for the purchase or redemption  of  shares  of  the  series.

     (g) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

     (h) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

     (i) Restrictions on issuance of shares of the same series or of any class or series.

     (j)  The  voting  rights,  if  any  of the holders of shares of the series.

     (k) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

3.   Common Stock. The Common Stock shall be subject to the express terms of the
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     Preferred  Stock  and  any  series  thereof. Each share of the Common Stock shall be equal to each other share of the Common Stock. The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the shareholders.

4.   Voting Rights. Except as may be provided in these Articles of Incorporation
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     or  in  a  Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for those whose election he has a right to vote. It is expressly prohibited for any shareholder to cumulate his votes in any election of directors.

                                    ARTICLE V

     The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:


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     (a)  The  initial  purchase  price  per share of the capital stock or other securities  of  the  Corporation  to  be  purchased upon exercise of the Rights;

     (b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation;

     (c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights;

                                  ARTICLE VIII

     The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor performed or property actually received.

                                   ARTICLE IX

     The street address of its initial registered office of the Corporation in the State of Texas is 7500 San felipe, Suite 475, Houston, Texas 77063, and the name of its registered agent is Henry Schulle.

                                    ARTICLE X

     The number of directors constituting the Board of Directors is four. The names and addresses of the persons who are to serve as directors until the next annual meeting of the shareholders, or until their successors have been elected and qualified are:

      Name                                   Address
      ----                                   -------

Henry A. Schulle                     7500 San Felipe Road, Suite 475
                                     Houston, Texas 77063

Britt Brooks                         7500 San Felipe Road, Suite 475
                                     Houston, Texas 77063

Louis A. Ross, Ph.D.                 1226 Heathwood
                                     Houston, Texas 77077

James H. Short                       1100 Louisiana Street, Suite 5151
                                     Houston, Texas 77002


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                                   ARTICLE VI

     No holder of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Corporation or any additional stock to be issued whether or not by reason of any increase of the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock or such. additional authorized issuance of new stock, but rather such stock, bonds, certificates of indebtedness, debentures and other securities may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be. deemed advisable by the Board of Directors in the exercise of their discretion.

                                  ARTICLE VII

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

     (a) Subject to any limitation contained in the bylaws, the Board of Directors may make bylaws, and from time to time may alter, amend or repeal any bylaws, but any bylaws made by the Board of Directors may be altered, amended or repealed by the stockholders at any meeting of stockholders by the affirmative vote of the holders of at least 66-2/3% of the outstanding shares entitled to vote thereon, provided notice that an amendment is to be considered and acted upon is inserted in the notice of waiver of notice of such meeting.

     (b) Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to (i) any agreements among and between stockholders, (ii) the rights of creditors and (iii) rights expressly provided for particular classes or series of stocks, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the value of the different assets of the Corporation for the purpose of such liquidation and may divide such assets or any part thereof among the stockholders of the Corporation in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.

     (c) The Corporation shall, to the maximum extent permitted from time to time under the Business Corporation Act of the State of Texas, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties


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and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article VII shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

     (d) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted under the Business Corporation Act of Texas, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for actions or omissions under Article 2.02-1, et seq. of the Business Corporation Act of the State of Texas, or (iv) for any
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transaction from which the director derived an improper personal benefit. If the
Business Corporation Act of the State of Texas is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Texas as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification. of Preferred Stock issued by the Corporation shall have the right, voting separately, by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Directors' Resolutions applicable thereto, and such directors shall not be subject to the provisions of this Article X unless expressly provided by such terms.

                                   ARTICLE XI

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting or any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE XII


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     Election  of  directors  need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Texas, as the bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes of the State of Texas) outside of the State of Texas at such place or places as may be designated form time to time by the Board of Directors or the bylaws of the Corporation.

                                  ARTICLE XIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner set forth below, and all rights and conferred upon the directors or stockholders of the Corporation herein or in any amendment hereof are granted subject to this reservation.

     The affirmative vote of the holders of at least 75% of the then outstanding shares entitled to vote thereon and the affirmative vote of the holders of at least 75% of the then outstanding shares of each class of stock of the Corporation voting separately as a class, shall be required to adopt any amendment to Articles V, VII, X, XI and XIII of the Certificate of Incorporation of the Corporation.

     The affirmative vote of the holders of at least a majority of the then outstanding shares entitled to vote thereon and the affirmative vote of the holders of at least a majority of the then outstanding shares of each class of stock of the Corporation voting separately as a class, shall be required to adopt any amendment to Sections I, II, III, IV, VI, VII and XII of the Certificate of Incorporation of the Corporation.


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